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                                                                    EXHIBIT 10.2



        THE MERRILL LYNCH SPECIAL NONQUALIFIED DEFERRED COMPENSATION PLAN



                            ARTICLE 1 -- INTRODUCTION

                   1.1       PURPOSE OF PLAN

                   The Employer has adopted the Plan set forth herein to provide a means by which certain employees may elect to defer receipt of designated percent ages or amounts of their Compensation and to provide a means for certain other deferrals of Compensation.

                   1.2       STATUS OF PLAN

                   The Plan is intended to be "a plan that is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and shall be interpreted and administered to the extent possible in a manner consistent with that intent.


                            ARTICLE 2 -- DEFINITIONS

                   Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

                   2.1 ACCOUNT means, for each Participant, the account established for his or her benefit under Section 5.1.

                   2.2 ADOPTION AGREEMENT means the Merrill Lynch Special Nonqualified Deferred Compensation Plan for Select Employees Adoption Agreement signed by the Employer to establish the Plan and containing all the options selected by the Employer, as the same may be amended from time to time.

                   2.3 CHANGE OF CONTROL means (a) the purchase or other acquisition in one or more transactions other than from the Employer, by any individual, entity or group of persons, within the meaning of section 13(d)(3) or 14(d) of the Securities Exchange Act of 1934 or any comparable successor



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provisions, of beneficial ownership (within the meaning of Rule 13d-3 of
Securities Exchange Act of 1934) of 30% or more of either the outstanding shares of common stock or the combined voting power of the Employer's then outstanding voting securities entitled to vote generally, or (b) the approval by the stockholders of the Employer of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Employer immediately prior to such reorganization, merger or consolidation do not immediately thereafter own more than 50% of the combined voting power of the reorganized, merged or consolidated Employer's then outstanding securities that are entitled to vote generally in the election of directors or (c) the sale of substantially all of the Employer's assets.

                   2.4 CODE means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

                   2.5 COMPENSATION has the meaning elected by the Employer in the Adoption Agreement.


                   2.6 EFFECTIVE DATE means the date chosen in the Adoption Agreement as of which the Plan first becomes effective.

                   2.7 ELECTION FORM means the participation election form as approved and prescribed by the Plan Administrator.

                   2.8 ELECTIVE DEFERRAL means the portion of Compensation that is deferred by a Participant under Section 4.1.

                   2.9 ELIGIBLE EMPLOYEE means, on the Effective Date or on any Entry Date thereafter, each employee of the Employer who satisfies the criteria established in the Adoption Agreement.

                   2.10 EMPLOYER means the corporation referred to in the Adoption Agreement, any successor to all or a major portion of the Employer's assets or business that assumes the obligations of the Employer, and each other entity that is affiliated with the Employer, which adopts the Plan with the consent of the Employer, provided that the Employer that signs the Adoption Agreement shall have the sole power to amend this Plan and shall be the Plan Administrator if no other person or entity is so serving at any time.


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                   2.11      ERISA means the Employee Retirement Income Security
Act of 1974, as amended from time to time. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

                   2.12 INCENTIVE CONTRIBUTION means a discretionary additional contribution made by the Employer as described in Section 4.3.

                   2.13 INSOLVENT means either (i) the Employer is unable to pay its debts as they become due, or (ii) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

                   2.14 MATCHING DEFERRAL means a deferral for the benefit of a Participant as described in Section 4.2.

                   2.15 PARTICIPANT means any individual who participates in the Plan in accordance with Article 3.

                   2.16 PLAN means the Employer's plan in the form of the Merrill Lynch Special Nonqualified Deferred Compensation Plan for Select Employees and the Adoption Agreement and all amendments thereto.

                   2.17 PLAN ADMINISTRATOR means the person, persons or entity designated by the Employer in the Adoption Agreement to administer the Plan and to serve as the agent for "Company" with respect to the Trust as contemplated by the agreement establishing the Trust. If no such person or entity is so serving at any time, the Employer shall be the Plan Administrator.

                   2.18 PLAN YEAR means the 12-month period chosen in the Adoption Agreement.

                   2.19 TOTAL AND PERMANENT DISABILITY means the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, and the permanence and degree of which shall be supported by medical evidence satisfactory to the Plan Administrator.



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                   2.20      TRUST means the trust established by the Employer
that identifies the Plan as a plan with respect to which assets are to be held by the Trustee.

                   2.21 TRUSTEE means the trustee or trustees under the Trust.

                   2.22 YEAR OF SERVICE means the computation period and service requirement elected in the Adoption Agreement.



                           ARTICLE 3 -- PARTICIPATION

                   3.1       COMMENCEMENT OF PARTICIPATION

                   Any individual who elects to defer part of his or her Compensation in accordance with Section 4.1 shall become a Participant in the Plan as of the date such deferrals commence in accordance with Section 4.1. Any individual who is not already a Participant and whose Account is credited with an Incentive Contribution shall become a Participant as of the date such amount is credited.

                   3.2       CONTINUED PARTICIPATION

                   A Participant in the Plan shall continue to be a Participant so long as any amount remains credited to his or her Account.


                  ARTICLE 4 -- ELECTIVE AND MATCHING DEFERRALS

                   4.1       ELECTIVE DEFERRALS

                   An individual who is an Eligible Employee on the Effective Date may, by completing an Election Form and filing it with the Plan Administrator within 30 days following the Effective Date, elect to defer a percentage or dollar amount of one or more payments of Compensation, on such terms as the Plan Administrator may permit, which are payable to the Participant after the date on which the individual files the Election Form. Any individual who becomes an Eligible Employee after the Effective Date may, by completing an Election FORM and filing it with the Plan Administrator within 30 days following the date on which the Plan Administrator gives such individual written notice that the individual is an Eligible Employee, elect to defer a percentage or dollar amount of one or more payments of Compensation, on such terms as the Plan Administrator may permit, which are payable to the Participant



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after the date on which the individual files the Election Form. Any Eligible
Employee who has not otherwise initially elected to defer Compensation in accordance with this Section 4.1 may elect to defer a percent age or dollar amount of one or more payments of Compensation, on such terms as the Plan Administrator may permit, commencing with Compensation paid in the next succeeding Plan Year, by completing an Election Form prior to the first day of such succeeding Plan Year. In addition, a Participant may defer all or part of the amount of any elective deferral or matching contribution made on his or her behalf to the Employer's 401(k) plan for the prior Plan Year but treated as an excess deferral, an excess contribution or otherwise limited by the application of the limitations of section 401(k), 401(m), 415 or 402(q) of the Code, so long as the Participant so indicates on an Election Form. A Participant's Compensation shall be reduced in accordance with the Participant's election hereunder and amounts deferred hereunder shall be paid by the Employer to the Trust as soon as administratively feasible and credited to the Participant's Account as of the date the amounts are received by the Trustee.

                   An election to defer a percentage or dollar amount of Compensation for any Plan Year shall apply for subsequent Plan Years unless changed or revoked. A Participant may change or revoke his or her deferral election as of the first day of any Plan Year by giving written notice to the Plan Administrator before such first day (or such earlier date as the Plan Administrator may prescribe).

                   4.2       MATCHING DEFERRALS

                   After each payroll period, monthly, quarterly, or annually, at the Employer's discretion, the Employer shall contribute to the Trust Matching Deferrals equal to the rate of Matching Contribution selected by the Employer and multiplied by the amount of the Elective Deferrals credited to the Participants' Accounts for such period under Section 4.1. Each Matching Deferral will be credited, as of the later of the date it is received by the Trustee or the date the Trustee receives from the Plan Administrator such instructions as the Trustee may reasonably require to allocate the amount received among the asset accounts maintained by the Trustee, to the Participants' Accounts pro rata in accordance with the amount of Elective Deferrals of each Participant, which are taken into account in calculating the Matching Deferral.

                   4.3      INCENTIVE CONTRIBUTIONS

                   In addition to other contributions provided for under the Plan, the Employer may, in its sole discretion, select one or more Eligible Employees to



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receive an Incentive Contribution to his or her Account on such terms as the
Employer shall specify at the time it makes the contribution. For example, the Employer may contribute an amount to a Participant's Account and condition the payment of that amount and accrued earnings thereon upon the Participant remaining employed by the Employer for an additional specified period of time. The terms specified by the Employer shall supersede any other provision of this Plan as regards Incentive Contributions and earnings with respect thereto, provided that if the Employer does not specify a method of distribution, the Incentive Contribution shall be distributed in a manner consistent with the election last made by the particular Participant prior to the year in which the Incentive Contribution is made. The Employer, in its discretion, may permit the Participant to designate a distribution schedule for a particular Incentive Contribution provided that such designation is made prior to the time that the Employer finally determines that the Participant will receive the Incentive Contribution.


                              ARTICLE 5 -- ACCOUNTS

                   5.1      ACCOUNTS

                   The Plan Administrator shall establish an Account for each Participant reflecting Elective Deferrals, Matching Deferrals and Incentive Contributions made for the Participant's benefit together with any adjustments for income, gain or loss and any payment from the Account. The Plan Administrator may cause the Trustee to maintain and invest separate asset accounts corresponding to each Participant's Account. The Plan Administrator shall establish sub-accounts for each Participant that has more than one election in effect under Section 7.1 and such other sub-accounts as are necessary for the proper administration of the Plan. As of the last business day of each calendar quarter, the Plan Administrator shall provide the Participant with a statement of his or her Account reflecting the income, gains and losses (realized and unrealized), amounts of deferrals, and distributions of such Account since the prior statement.

                   5.2      INVESTMENTS

                   The assets of the Trust shall be invested in such investments as the Trustee shall determine. The Trustee may (but is not required to) consider the Employer's or a Participant's investment preferences when investing the assets attributable to a Participant's Account.




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                              ARTICLE 6 -- VESTING

                   6.1      GENERAL

                   A Participant shall be immediately vested in, i.e., shall have a nonforfeitable right to, all Elective Deferrals, and all income and gain attributable thereto, credited to his or her Account. A Participant shall become vested in the portion of his or her Account attributable to Matching Deferrals and income and gain attributable thereto in accordance with the schedule selected by the Employer in the Adoption Agreement, subject to earlier vesting in accordance with Sections 6.3, 6.4, and 6.5.

                   6.2      VESTING SERVICE

                   For purposes of applying the vesting schedule in the Adoption Agreement, a Participant shall be considered to have completed a Year of Service for each complete year of full-time service with the Employer or an Affiliate, measured from the Participant's first date of such employment, unless the Employer also maintains a 401(k) plan that is qualified under section 401(a) of the Internal Revenue code in which the Participant participates, in which case the rules governing vesting service under that plan shall also be controlling under this Plan.

                   6.3      CHANGE OF CONTROL

                   A Participant shall become fully vested in his or her Account immediately prior to a Change of Control of the Employer.

                   6.4      DEATH OR DISABILITY

                   A Participant shall become fully vested in his or her Account immediately prior to termination of the Participant's employment by reason of the Participant's death or Total and Permanent Disability. Whether a Participant's termination of employment is by reason of the Participant's Total and Permanent Disability shall be determined by the Plan Administrator in its sole discretion.

                   6.5      INSOLVENCY

                   A Participant shall become fully vested in his or her Account immediately prior to the Employer become insolvent, in which case the Participant will have



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the same rights as a general creditor of the Employer with respect to his or her
Account balance.


                              ARTICLE 7 -- PAYMENTS

                   7.1      ELECTION AS TO TIME AND FORM OF PAYMENT

                   A Participant shall elect (on the Election Form used to elect to defer Compensation under Section 4.1) the date at which the Elective Deferrals and vested Matching Deferrals (including any earnings attributable thereto) will commence to be paid to the Participant. The Participant shall also elect thereto for payments to be paid in either:

                            (a) a single lump-sum payment;

                            (b) a series of substantially equal periodic
payments (not less frequently than annually) over a period elected by the Participant not to exceed the life expectancy of the Participant (or the joint life expectancies of the Participant and the designated beneficiary of the Participant);

                            (c) payments equal to the amounts paid under an
annuity chosen by the Participant that is acceptable to the Trustee;

                            (d) annual installments over a period elected by the
Participant, the amount of each installment to equal the balance of his or her Account immediately prior to the installment divided by the number of installments remaining to be paid.

                   Each such election will be effective for the Plan Year for which it is made and succeeding Plan Years, unless changed by the Participant. Any change will be effective only for Elective Deferrals and Matching Deferrals made for the first Plan Year beginning after the date on which the Election Form containing the change is filed with the Plan Administrator. Except as provided in Section 7.2, 7.3, 7.4 or 7.5, payments of a Participant's Account shall be made in accordance with the Participant's elections under this Section 7.1.



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                   7.2      CHANGE OF CONTROL

                   As soon as possible following a Change of Control of the Employer, each Participant shall be paid his or her entire Account balance (including any amount vested pursuant to Section 6.3) in a single lump sum.

                   7.3      TERMINATION OF EMPLOYMENT

                   Upon termination of a Participant's employment for any reason other than death and prior to the attainment of the Retirement Age specified in the Adoption Agreement, the vested portion of the Participant's Account (including any portion vested pursuant to Section 6.4 as a consequence of the Participant's Total and Permanent Disability) shall be paid to the Participant in a single lump sum as soon as practicable following the date of such termination: provided, however, that the Plan Administrator, in its sole discretion, may pay out a Participant's Account balance in annual installments if the Participant's employment terminates by reason of the Participant's Total and Permanent Disability.

                   7.4      DEATH

                   If a Participant dies prior to the complete distribution of his or her Account, the balance of the Account shall be paid as soon as practicable to the Participant's designed beneficiary or beneficiaries, in accordance with the payment election in effect under Section 7.1 on the date of the Participant's death. Alternatively, Participant may elect that the balance of the Account be paid to the Participant's beneficiary or beneficiaries.

                   Any designation of beneficiary and form of payment to such beneficiary shall be made by the Participant on an Election Form filed with the Plan Administrator and may be changed by the Participant at any time by filing another Election Form containing the revised instructions. If no beneficiary is designated or no designated beneficiary survives the Participant, payment shall be made to the Participant's surviving spouse, or, if none, to his or her issue per stirpes, in a single payment. If no spouse or issue survives the Participant, payment shall be made in a single lump sum to the Participant's estate.

                   7.5      UNFORESEEN EMERGENCY

                   If a Participant suffers an unforeseen emergency, as defined herein, the Plan Administrator, in its sole discretion, may pay to the Participant only that



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portion, if any, of the vested portion of his or her Account that the Plan
Administrator determines is necessary to satisfy the emergency need, including any amounts necessary to pay any federal, state or local income taxes reasonably anticipated to result from the distribution. A Participant requesting an emergency payment shall apply for the payment in writing in a form approved by the Plan Administrator and shall provide such additional information as the Plan Administrator may require. For purpose of this paragraph, "unforeseen emergency" means an immediate and heavy financial need resulting from any of the following:

                            (a) expenses that are not covered by insurance and
which the Participant or his or her spouse or dependent has incurred as a result of, or is required to incur in order to receive, medical care;

                            (b) the need to prevent eviction of a Participant
from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                            (c) any other circumstances that is determined by
the Plan Administrator in its sole discretion to constitute an unforeseen emergency that is not covered by insurance and which cannot reasonably be relieved by the liquidation of the Participant's assets.

                   7.6      FORFEITURE OF NON-VESTED AMOUNTS

                   To the extent that any amounts credited to a Participant's Account are not vested at the time such amounts are otherwise payable under
Section 7.1 or 7.3, such amounts shall be forfeited and shall be used to satisfy the Employer's obligation to make contributions to the Trust under the Plan.

                   7.7      TAXES

                   All federal, state or local taxes that the Plan Administrator determines are required to be withheld from any payments made pursuant to this
Article 7 shall be withheld.




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                         ARTICLE 8 -- PLAN ADMINISTRATOR

                   8.1      PLAN ADMINISTRATION AND INTERPRETATION

                   The Plan Administrator shall oversee the administration of the Plan. The Plan Administrator shall have complete control and authority to determine the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Participant, beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan. The Plan Administrator shall have complete discretion to interpret the Plan and to decide all matters under the Plan. Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant, in the absence of clear and convincing evidence that the Plan Administrator acted arbitrarily and capriciously. Any individual(s) serving as Plan Administrator who is a Participant will not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a beneficiary, the Employer or the Trustee. The Plan Administrator shall have the responsibility for complying with any reporting and disclosure requirements of ERISA.

                   8.2      POWERS, DUTIES, PROCEDURES, ETC.

                   The Plan Administrator shall have such powers and duties, may adopt such rules and tables, may act in accordance with such procedures, may act in accordance with such procedures, may appoint such officers or agents, may delegate such powers and duties, may receive such reimbursements and compensation, and shall follow such claims and appeal procedures with respect to the Plan as it may establish.

                   8.3      INFORMATION

                   To enable the Plan Administrator to perform its functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of Participants, their employment, retirement, death, termination of employment, and such other pertinent facts as the Plan Administrator may require.



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                   8.4      INDEMNIFICATION OF PLAN ADMINISTRATOR

                   The Employer agrees to indemnify and to defend to the fullest extent permitted by law any officer(s) or employee(s) who serve as Plan Administrator (including any such individual who formerly served as Plan Administrator) against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Employer) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.


                     ARTICLE 9 -- AMENDMENT AND TERMINATION

                   9.1      AMENDMENTS

                   The Employer shall have the right to amend the Plan from time to time, subject to Section 9.3, by an instrument in writing that has been executed on the Employer's behalf by its duly authorized officer.

                   9.2      TERMINATION OF PLAN

                   This Plan is strictly a voluntary undertaking on the part of the Employer and shall not be deemed to constitute a contract between the Employer and any Eligible Employee (or any other employee) or a consideration for, or an inducement or condition of employment for, the performance of the services by any Eligible Employee (or other employee). The Employer reserves the right to terminate the Plan at any time, subject to Section 9.3, by an instrument in writing that has been executed on the Employer's behalf by its duly authorized officer. Upon termination, the Employer may (a) elect to continue to maintain the Trust to pay benefits hereunder as they become due as if the Plan had not terminated or (b) direct the Trustee to pay promptly to Participants (or their beneficiaries) the vested balance of their Accounts. For purposes of the preceding sentence, in the event the Employer chooses to implement clause (b), the Account balances of all Participants who are in the employ of the Employer at the time the Trustee is directed to pay such balances shall become fully vested and nonforfeitable. After Participants and their beneficiaries are paid all Plan benefits to which they are entitled, all remaining assets of the Trust attributable to Participants who terminated employment with the Employer prior to termination of the Plan and who were not fully vested in their Accounts under Article 6 at that time shall be returned to the Employer.



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                   9.3      EXISTING RIGHTS

                   No amendment or termination of the Plan shall adversely affect the rights of any Participant with respect to amounts that have been credited to his or her Account prior to the date of such amendment or termination.


                           ARTICLE 10 -- MISCELLANEOUS

                   10.1     NO FUNDING

                   The Plan constitutes a mere promise by the Employer to make payments in accordance with the terms of the Plan and Participants and beneficiaries shall have the status of general unsecured creditors of the Employer. Nothing in the Plan will be construed to give any employee or any other person rights to any specific assets of the Employer or of any other person. In all events. it is the intent of the Employer that the Plan be treated as unfunded for tax purposes and for purposes of Title I of ERISA.

                   10.2     NON-ASSIGNABILITY

                   None of the benefits, payments. proceeds or claims of any Participant or beneficiary shall be subject to any claim of any creditor of any Participant or beneficiary and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of such Participant or beneficiary, nor shall any Participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds that he or she may expect to receive, contingently or otherwise, under the Plan.

                   10.3     LIMITATION OF PARTICIPANTS' RIGHTS

                   Nothing contained in the Plan shall confer upon any person a right to be employed or to continue in the employ of the Employer, or interfere in any way with the right of the Employer to terminate the employment of a Participant in the Plan at any time, with or without cause.

                   10.4     PARTICIPANTS BOUND

                   Any action with respect to the Plan taken by the Plan Administrator or the Employer or the Trustee or any action authorized by or taken at the direction of



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the Plan Administrator, the Employer or the Trustee shall be conclusive upon all
Participants and beneficiaries entitled to benefits under the Plan.

                   10.5     RECEIPT AND RELEASE

                   Any payment to any Participant or beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Employer, the Plan Administrator and the Trustee under the Plan, and the Plan Administrator may require such Participant or beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator, the Employer or the Trustee to follow the application of such funds.

                   10.6     GOVERNING LAW

                   The Plan shall be construed, administered, and governed in all respects under and by the laws of the state in which the Employer maintains its primary place of business. If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

                   10.7     HEADINGS AND SUBHEADINGS

                   Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.


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                 THE MERRILL LYNCH SPECIAL NONQUALIFIED DEFERRED
                      COMPENSATION PLAN ADOPTION AGREEMENT


Please complete the information requested in the Adoption Agreement to establish the specific provisions of your plan. You do not have to provide a copy to your Financial Consultant. (Only the Merrill Lynch account opening agreements and an original executed copy of the associated Trust Agreement need to be returned to Merrill Lynch at the address printed on those forms.) This document and the Merrill Lynch Special Nonqualified Deterred Compensation Plan for Select Employees govern the rights of plan participants and should, therefore, be disclosed to participants and retained as part of your permanent records.


1.  EMPLOYER INFORMATION

A.  Name of Plan.
          Ivex Packaging Corporation Deferred Compensation Plan

B. Name and Address of employer sponsoring the Plan. Please provide employer's business name.
          Ivex Packaging Corporation
          100 Tri-State Drive, #200
          Lincolnshire, Illinois 60069

C. Provide employer's primary contact for the Plan and telephone and FAX numbers. Also include the employer's Tax Identification Number.
          Richard R. Cote
          Vice President & Treasurer
          (847) 374-4324
          (847) 945-9247
          76-0171625

D. Give the first day of the 12-month period for which the employer pays taxes:
January 1



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2.  PLAN INFORMATION

A.  What is the effective date of the Plan?

-----------------------------------------

B. Plan Year Ends. Your "Plan Year" is the 12-consecutive-month period for which you credit elective and matching deferrals and keep Plan records. Enter the last day of your Plan Year. For example, if you use the calendar year as your plan year, enter "December 31." If you use a different 12- month period - for instance if your business is on a fiscal year - enter the last day of your fiscal year, e.g., "July 31."
          December 31

3.  ELIGIBLE EMPLOYEES

The following persons or classes of persons shall be Participants (enter the names or positions of individuals eligible to participate or the criteria used to identify Participants, e.g., "Those key employees of the Company selected by the Compensation Committee of the Board of Directors").

Those key employees of the Company selected by the Compensation Committee of the Board of Directors.

4.  COMPENSATION

Compensation is used to determine the amount of Elective Deferrals a Participant can elect. Compensation under the Plan is defined as (select one):

[ ] the Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer or an Affiliate to the extent that the amounts are includable in gross income, including but not limited to commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances, but not including those items excludable from the definition of compensation under Treas. Reg. section 1.415-2(d)(3).

[ ] the regular or base salary payable to the individual by the Employer or an Affiliate, excluding commissions and bonuses.

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[X]    the cash compensation payable to the individual by the Employer or an
       Affiliate, including any commissions and bonuses.

[ ] the cash bonuses payable to the individual by the Employer or an Affiliate.

For purposes of the Plan, Compensation will be determined before giving effect to Elective Deferrals and other salary reduction amounts that are not included in the Participant's gross income under Code section 125, 401(k), 402(h) or 403(b).

5.  CONTRIBUTIONS

A. Elective Deferrals. Participants may elect to reduce their Compensation and to have Elective Deferrals credited to their Accounts by making an election under the Plan (which may be changed each year for later Plan Years as described in the plan), but no Participant may defer more than 100% (1%-100%) of his or her Compensation for a Plan Year.

B. Matching Deferrals. If the Employer elects to match Elective Deferrals, specify the matching rate and indicate the amount of the Participant's Elective Deferrals that will be matched. You may also elect to decide each year whether Matching Deferrals will be made and, if so, what that year's matching rate will be.

For example, the Employer may decide to credit a Matching Deferral of, for example, 50 cents for each dollar of a Participant's Elective Deferrals, but limit the match to the first 5% of Compensation deferred by the Participant. If you want to set a maximum dollar amount on the amount of Elective Deferrals that will be matched, insert the dollar amount and interval over which that amount is to be measured. For example, you could say that you will not match Elective Deferrals in excess of $1,000 per month. Matching Deferrals can be made after each payroll period, monthly, quarterly, or annually, at the Employer's discretion. Matching Deferrals will be subject to the vesting schedule selected in Item 6A (select one):

[ ]    No Matching Deferrals will be credited.

[ ] The Employer will credit Matching Deferrals for each Participant equal to _% of the first _% of the Participant's Compensation which is elected as an Elective Deferral, but no Matching Deferral will be made on Elective Deferrals in excess of $__________ per (specify time period if applicable).

[X] The Employer will decide from year to year whether Matching Deferrals will be made and will notify Participants annually of the manner in which Matching Deferrals will be calculated for the subsequent year.

C. Discretionary Incentive Contributions. The Employer may make Discretionary Incentive Contributions in any amounts the Employer selects. These contributions will be subject to the vesting schedule selected in Item 6C.

The Employer will make Discretionary Incentive Contributions under the Plan.

[ ] yes   [X] no

6.  VESTING OF MATCHING DEFERRALS AND DISCRETIONARY INCENTIVE CONTRIBUTIONS

A.  Vesting Schedule for Matching Deferrals.

Indicate how the portion of a Participant's Account attributable to Matching Deferrals is to vest.

Matching Deferrals vest in accordance with the following schedule (select one):

[ ]    100% immediate.

[ ]    100% after ____ years of service.

[X] 20% after 1 year(s) of service and an additional 20% for each year thereafter.

[ ]    Other vesting schedule (specify):

       --------------------------------------

       --------------------------------------

B.  Vesting Service.

Indicate whether you will give credit for vesting service for time spent with a predecessor employer and, if so, specify the maximum number of years and the type of predecessor service for which credit will be given. For vesting purposes (select one):

[X]    Service with a predecessor employer will not be considered.

[ ] Service (up to a maximum of ____ years) with the following employer(s) will be considered:

       --------------------------------------

       --------------------------------------

C.  Vesting Schedule for Discretionary Incentive Contributions.

Indicate how the portion of a Participant's Account attributable to Discretionary Incentive Contributions is to vest.

Unless otherwise specified by the Employer at the time a Discretionary Incentive Contribution is made. Discretionary Incentive Contributions vest in accordance with the following schedule (select one):

[ ]    100% immediate.

[ ]    100% after ___ years of service.

[X] 20% after 1 year(s) of service and an additional 20% for each year thereafter.

[ ]    Other vesting schedule (specify):

       --------------------------------------

       --------------------------------------


7.  ACCOUNTS

The Trustee can either invest each Participant's Account balance as a separate account (in which case the Trustee could, but would not be required to, take into consideration the investment preferences of the Participants) or invest the Account balances of all Participants as a single fund (in which case the Trustee could, but would not be required to, take into consideration the investment preference of the Employer) (select one):

[X]    Account balances are to be invested separately.

[ ]    Account balances are to be invested as a single fund.

8.  RETIREMENT AGE

The Retirement Age under the Plan is age 65. A Participant terminating employment before Retirement Age for reasons other than death or Total and Permanent Disability will not be entitled to receive any installment payments elected on the Election Form.

9.  WITHDRAWALS WHILE WORKING

Withdrawals for Unforeseen Emergency. If you check the first box. Participants may make withdrawals while working in the event they encounter an unforeseen emergency. They generally can withdraw the vested portion of their Accounts.

NOTE: Withdrawals are strictly limited as described in Plan Section 7.5. It is the Plan Administrator's responsibility to ensure that the limits are being followed. Excess withdrawals may result in loss of the tax deferral on all amounts credited under the Plan for the benefit of all Participants.

Withdrawals of the vested portion of a Participant's Account for unforeseen emergencies (select one):

[X]    Are permitted to the full extent allowable under the plan.

[ ]    Are not permitted.

10.  ADMINISTRATION

Plan Administrator. The Plan Administrator is legally responsible for the operation of the Plan, including:

- Keeping track of which employees are eligible to participate in the Plan and the date each employee becomes eligible to participate.

- Maintaining Participants' Accounts. including all sub-accounts required for different contribution types and payment elections, and keeping track of all elections made by Participants under the Plan and any other relevant information.

- Transmitting important communications to the Participants, and obtaining relevant information from Participants such as changes in investment selections.

- Filing important reports required to be submitted to governmental agencies.

The Plan Administrator will be the person or persons identified below:
          Richard R. Cote
          Vice President & Treasurer
          Frank V. Tannura
          Vice President & Chief Financial Officer

11.  SIGNATURES

After reviewing the Adoption Agreement, enter the current date and the name of the Employer. The signature of the Employer or the person signing for the Employer must be witnessed. Note that the person signing for the Employer must be authorized to do so, such as by a resolution of the Employer's board of directors or governing by-laws.

While the Merrill Lynch Special Nonqualified Deferred Compensation Plan for Select Employees, including this Adoption Agreement, has been designed in a manner to permit Participants to defer federal income tax on amounts credited to their accounts until the amounts are actually paid, neither Merrill Lynch, Pierce, Fenner & Smith Incorporated, the sponsor of this document, nor any of its affiliates ("Merrill Lynch") provide any assurances of that result in the Employer's particular situation or assume any responsibility in this regard. Please consult your tax advisor regarding the tax consequences of this Plan to you and your employees and the advisability of submitting this document to the Internal Revenue Service to obtain a ruling concerning those consequences. In addition, please consult your independent legal counsel with respect to securities law issues. By signing this Adoption Agreement the Employer acknowledges that no representations or warranties as to the tax consequences to the Employer and Participants of the operation of this Plan have been made by Merrill Lynch.

Ivex Packaging Corporation
By /s/ Frank V. Tannura
  --------------------------------------------------------
F.V. Tannura, Vice President &  Chief Financial Officer
G. D. Patterson

Date:
     ----------------------------------
WITNESS:
        -------------------------------


The CMA Fund Prospectuses mentioned on page 3 of the FutureComp(SM) service brochure will be mailed to you when your account has been opened. They will be sent along with the Welcome Package, from Merrill Lynch Trust. Please contact your Financial Consultant if you would like to review the CMA Fund Prospectuses as you make your CMA Money Fund designation (pages 7-F and 8-F of the Forms Booklet). After you receive and review the CMA Fund Prospectuses, you may change your CMA Money Fund designation at any time by notifying Merrill Lynch Trust in writing.

(C) 1996 Merrill Lynch, Pierce, Fenner & Smith Incorporated. Printed in the U.S.A. Member. Securities Investor Protection Corporation (SIPC). CMA is a registered service mark of Merrill Lynch & Co., Inc. FutureComp is a service mark of Merrill Lynch & Co., Inc.

                                 Amendment No. 1
                                     to the
                           Ivex Packaging Corporation
                       Merrill Lynch Special Non-qualified
                  Deferred Compensation Plan Adoption Agreement



         Ivex Packaging Corporation's Merrill Lynch Special Non-qualified Deferred Compensation Plan Adoption Agreement is hereby amended, effective the date set forth below, in the following respects:

         1. To permit the Employer to make Discretionary Incentive Contributions under Section 5C of the Adoption Agreement based upon a percentage (as determined from time to time by the Employer) of the Participants' Compensation (as defined in
               Section 4 of the Adoption Agreement).

         2. To amend the vesting schedule for Discretionary Incentive Contributions under Section 6C of the Adoption Agreement so that a Participant will vest in his Discretionary Incentive Contributions 20% after each year of service (with credit being given for years of service occurring prior to the time a Discretionary Incentive Contribution is made).


         Executed by the parties hereto on the date indicated below.



Dated:  As of February __, 1998




                                                   IVEX PACKAGING CORPORATION



                                                   By: ________________________
                                                       Title: